UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2017

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                           Material Modification to Rights of Security Holders

Number of Authorized Directors

The Company’s bylaws set the number of directors of the Company at not less than 9 and not more than 15 with the exact number to be set, from time to time, by resolution of the Board of Directors. At its February 13, 2017 meeting, the Company’s Board of Directors reduced the number of directors from 11 to 9 effective February 15, 2017.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

W. Kirk Wycoff has resigned from the board of directors of Heritage Commerce Corp and Heritage Bank of Commerce effective February 15, 2017. Mr. Wycoff is a general partner of Patriot Financial Partners, L.P. (the “Patriot Fund”) and Patriot Financial Partners Parallel, L.P. (the “Patriot Parallel Fund,” together with the Patriot Fund, the “Funds”) and general partner of Patriot Financial Partners, GP, L.P. (“Patriot GP”) a general partner of each of the Funds, and he is a member Patriot Financial Partners, GP, LLC, the general partner of Patriot GP. The Funds completed their sale of all of its holdings of Heritage Commerce Corp common stock during the fourth quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2017

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer